Exhibit 10.1

股权购买协议

Equity Purchase Agreement

受让方： 贵州铉顺科技有限公司 (以下简称为甲方)

住所地： 贵州省黔西南州兴义市丰都街道赵家渡村江平大道中段

法定代表人： 邓淞元

Transferee: Gui Zhou Grand Smooth Technology Co., Ltd. (hereinafter referred to as Party A)

Domicile: Middle Section of Jiangping Avenue, Zhaojiadu Village, Fengdu Street, Xingyi City,

Qianxinan Prefecture, Guizhou Province

Legal Representative: Song-Yuan Teng

转让方： 张玲俐 (以下简称为乙方)

身份证号码： 320681197807299048

住所地： 上海市浦东新区花木镇锦安东路88弄24号902室

Transferor: Zhang Lingli (hereinafter referred to as Party B)

ID Number: 320681197807299048

Domicile: Room 902, No. 24, Lane 88, Jin'an East Road, Huamu Town, Pudong New District, Shanghai

协议说明：

Agreement Description:

1.	甲方系依据《中华人民共和国公司法》及其它相关法律、法规之规定于 2018 年 11 月 13 日设立并有效存续的有限责任公司（股份有限公司）。注册资本为 贰佰壹拾万 美元；法定代表人： 邓淞元 ；工商注册号： 91522300MA6HCDW835 。

Party A is a limited liability company established and effectively existing on November 13, 2018, in accordance with the "Company Law of the People's Republic of China" and other relevant laws and regulations. The registered capital is 2,100,000 US dollars; the legal representative is Song-Yuan Teng; the industrial and commercial registration number is 91522300MA6HCDW835.

2.	乙方，张玲俐，为一自然人，依据《中华人民共和国民法典》及其他相关法律、法规的规定，具有完全民事行为能力。身份证号码为320681197807299048；常住地址为上海市浦东新区花木镇锦安东路88弄24号902室。

Party B, Zhang Lingli, is a natural person who, in accordance with the "Civil Code of the People's Republic of China" and other relevant laws and regulations, possesses full capacity for civil conduct. The ID number is 320681197807299048; the permanent address is Room 902, No. 24, Lane 88, Jin'an East Road, Huamu Town, Pudong New District, Shanghai.

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3.	转让标的时宴文化传媒（杭州）有限公司系依据《中华人民共和国公司法》及其它相关法律、法规之规定于 _2023_年_11_月_23_日设立并有效存续的有限责任公司（股份有限公司）。注册资本为人民币 叁佰万 元整；法定代表人：倪伟_;工商注册号为：_91330108MAD59X071Y

Hangzhou SY Culture Media Co., Ltd., the subject of the transfer, is a limited liability company established and effectively existing on November 23, 2023, in accordance with the "Company Law of the People's Republic of China" and other relevant laws and regulations. The registered capital is 3,000,000 RMB in total; the legal representative is Ni Wei; the industrial and commercial registration number is 91330108MAD59X071Y.

4.	乙方拥有转让标的时宴文化传媒（杭州）有限公司100%的股权；至本协议签署之日，转让标的公司各股东已按相关法律、法规及《公司章程》之规定，按期足额缴付了全部出资，并合法拥有该公司全部、完整的权利。

Party B owns 100% of the equity of Hangzhou SY Culture Media Co., Ltd.; as of the date of this agreement, the shareholders of the company subject to transfer have, in accordance with the relevant laws, regulations, and the "Articles of Association," paid in full their capital contributions on time and legally own the company's complete rights.

5.	乙方拟通过股权及全部资产转让的方式，将标的公司转让给甲方，且甲方同意受让。根据《中华人民共和国合同法》和《中华人民共和国公司法》以及其它相关法律法规之规定，本协议双方本着平等互利的原则，经友好协商，就转让标的整体出/受让事项达成协议如下，以资信守。

Party B intends to transfer the target company to Party A through the transfer of equity and all assets, and Party A agrees to accept the transfer. According to the "Contract Law of the People's Republic of China," "Company Law of the People's Republic of China," and other relevant laws and regulations, both parties of this agreement, based on the principle of equality and mutual benefit and through friendly consultation, have reached the following agreement on the transfer/acceptance of the target in its entirety, to honor the agreement.

第一条	先決条件Preconditions

1.1	下列条件一旦全部得以满足，则本协议立即生效。

This agreement shall take immediate effect once all of the following conditions are fully met.

1.1.1	乙方向甲方提交转让标的公司章程规定的权力机构同意转让公司全部股权及全部资产的决议之副本。

Party B submits to Party A a copy of the resolution by the authority as stipulated in the articles of association of the company subject to transfer, consenting to the transfer of all equity and assets of the company.

1.1.2	转让标的公司财务帐目真实、清楚；转让前，公司一切债权，债务均已合法有效剥离。

The financial accounts of the company subject to transfer are true and clear; before the transfer, all rights and debts of the company have been legally and effectively separated.

1.1.3	甲方委任的审计机构或者财会人员针对转让标的公司的财务状况之审计结果或者财务评价需与转让声明一致。

The audit results or financial evaluation of the financial condition of the company subject to transfer by the audit institution or accountant appointed by Party A must be consistent with the transfer statement.

1.2	上述先决条件于本协议签署之日起 10 日内，尚未得到满足，本协议将不发生法律约束力。

If the above preconditions are not satisfied within 10 days from the date of signing this agreement, this agreement will not have legal binding force.

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第二条	转让标的

2.1	在本次股权购买协议中，双方达成共识，甲方将以600,000股Nocera Inc.（股票代码：NCRA）的股票作为唯一对价，换取乙方持有的转让标的全部股权及资产。具体细节如下：

In this Equity Purchase Agreement, the parties have reached a consensus that Party A will exchange 600,000 shares of Nocera Inc. (stock code: NCRA) as the sole consideration for all equity and assets held by Party B in the subject of transfer. The details are as follows:

2.1.1	股权价值：本次交易的总对价为600,000股Nocera Inc.的股票。这一定价反映了转让标的股权及资产的综合价值以及双方对未来价值的共同预期。

Equity Value: The total consideration for this transaction is 600,000 shares of Nocera Inc. This valuation reflects the comprehensive value of the subject's equity and assets as well as both parties' joint expectations for future value.

2.1.2	未来业务增长潜力：在评估转让标的股权及资产价值时，特别考虑了其未来营业成长的预期，这部分潜在增值已在交换比率中得到体现。

Potential for Future Business Growth: In evaluating the value of the subject's equity and assets, special consideration was given to its expected future business growth, which has been reflected in the exchange ratio.

2.1.3	资产组成：转让标的的资产包括其经营活动所需的各类物质资产、无形资产（如知识产权、品牌等）、以及其他相关资产。

Composition of Assets: The assets of the subject of transfer include all types of tangible assets required for its operational activities, intangible assets (such as intellectual property rights, brands, etc.), and other related assets.

第三条	股权及资产转让价款之支付 Payment of Equity and Asset Transfer Price

3.1	在乙方完成转让标的的全部股权及资产转移予甲方并办理相关工商变更手续之后，甲方应在十（10）日内完成根据本协议第二条约定的对价交付，即交割Nocera Inc.的股票共计六十万（600,000）股。甲方自股权及资产转让完成之日起，依法享有转让标的百分之百（100%）的股权及相应的股东权利；办理股权或资产转移过程中的所有手续及相关费用应由甲方负责办理及承担。乙方应根据甲方的合理要求，提供必要的协助和配合，以确保股权及资产转移的顺利进行。

After Party B completes the transfer of all equity and assets of the subject to Party A and handles the relevant commercial change procedures, Party A shall complete the delivery of the consideration agreed upon in Article 2 of this agreement, namely, the delivery of 600,000 shares of Nocera Inc., within ten (10) days. From the date of completion of the equity and asset transfer, Party A shall, by law, enjoy 100% of the equity and corresponding shareholder rights of the subject; all procedures and related costs involved in the transfer of equity or assets shall be handled and borne by Party A. Party B shall provide necessary assistance and cooperation according to the reasonable demands of Party A to ensure the smooth transfer of equity and assets.

3.2      乙方需继续维持标的公司之正常运营，其中包含但不限于人事管理、运营管理、财务管理、市场营销、技术管理、法律遵从、战略规划及客户服务等。

Party B must continue to maintain the normal operation of the target company, including but not limited to human resources management, operational management, financial management, marketing, technical management, legal compliance, strategic planning, and customer service.

第四条	股权及资产转让 Equity and Asset Transfer

本协议生效后 10 日内，乙方应当完成下列办理及移交各项：

Within 10 days after this agreement becomes effective, Party B shall complete the following procedures and handovers:

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4.1	积极协助、配合甲方依据相关法律、法规及公司章程之规定，修订、签署本次股权及全部资产转让所需的相关文件，共同办理标的公司有关工商行政管理机关变更登记手续。

Actively assist and cooperate with Party A in revising and signing the necessary documents for the transfer of equity and all assets according to the relevant laws, regulations, and company charter, and jointly handle the registration procedures for changes with the relevant administrative authorities for industry and commerce.

4.2	移交乙方合法有效的标的公司股权及资产转让给甲方的所有文件。

Hand over all documents of the subject company's equity and asset transfer from Party B to Party A that are legal and valid.

第五条	转让方之义务 Obligations of the Transferor

5.1	乙方须配合与协助甲方对标的公司的审计及财务评价工作。

Party B must cooperate and assist Party A in the audit and financial evaluation of the target company.

5.2	乙方须及时签署应由其签署并提供的与该等股权及资产转让相关的所有需要上报审批相关文件。

Party B must promptly sign and provide all documents related to the transfer of such equity and assets that require reporting and approval.

5.3	乙方将依本协议之规定，协助甲方办理该等股权及资产转让之报批、备案手续及工商变更登记等手续。

Party B shall, according to the provisions of this agreement, assist Party A in handling the approval, filing, and industrial and commercial registration procedures for the transfer of such equity and assets.

第六条	受让方之义务 Obligations of the Transferee

6.1	甲方须依据本协议第三条之规定及时间向乙方支付该等股权及资产之全部转让价款等值 股票。

Party A must pay to Party B the full transfer price of such equity and assets in stocks, in accordance with the provisions and timing of Article 3 of this agreement.

6.2	甲方将按本协议之规定，负责督促公司及时办理该等股权及资产转让之报批手续及工商变更登记等手续。

Party A shall be responsible, according to the provisions of this agreement, for urging the company to promptly handle the approval procedures and industrial and commercial registration procedures for the transfer of such equity and assets.

6.3	甲方应及时出具为完成该等股权及资产转让而应由其签署或出具的相关文件。

Party A should timely issue all necessary documents that must be signed or issued by it to complete the transfer of such equity and assets.

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第七条	陈述与保证 Representations and Warranties

7.1	转让方在此不可撤销的陈述并保证

Irrevocable Representations and Warranties by the Transferor

7.1.1	乙方自愿转让其所拥有的时宴文化传媒（杭州）有限公司全部股权及全部资产。

Party B voluntarily transfers all the equity and all assets of Hangzhou SY Culture Media Co., Ltd that it owns.

7.1.2	乙方就此项交易，向甲方所作之一切陈述、说明、保证、承诺及向甲方出示、移交之全部资料均真实、准确、合法、有效、无任何误导性，且无任何虚构、伪造、隐瞒、遗漏等不实之处。

All statements, explanations, warranties, promises, and all documents presented and handed over to Party A in connection with this transaction are true, accurate, legal, effective, and not misleading, with no fabrications, forgeries, concealments, omissions, or other inaccuracies.

7.1.3	乙方在其所拥有的该等股权及全部资产上没有设立任何形式之担保，亦不存在任何形式之法律瑕疵，并保证甲方在受让该等股权及全部资产后不会遇到任何形式之权利障碍或面临类似性质障碍威胁。

Party B has not placed any form of guarantee on the equity and all assets it owns, nor are there any legal defects. It guarantees that Party A will not encounter any form of rights obstacles or face threats of a similar nature after the acquisition of such equity and all assets.

7.1.4	乙方保证其就该等股权及全部资产之背景及实际现状已作了全面的真实的披露，没有隐瞒任何对甲方行使股权将产生实质不利影响或潜在不利影响的任何内容；乙方体现在其财务报表上的业绩、利润具有真实性、可信性且与乙方经营实际情况一致。

Party B ensures that it has made a full and truthful disclosure of the background and actual situation of such equity and all assets, without concealing any information that would adversely affect Party A's exercise of equity rights or have a potential adverse impact; the performance and profits reflected in its financial statements are authentic, credible, and consistent with Party B's actual operational situation.

7.1.5	乙方不存在重大的经营风险、合同纠纷或者其他不良的经营情况。

Party B does not have significant operational risks, contractual disputes, or other adverse operational conditions.

7.1.6	乙方在股权转让过程中未发生违反法律法规、行业标准和合同约定等任何行为。

Party B has not engaged in any actions that violate laws and regulations, industry standards, and contractual agreements during the process of equity transfer.

7.1.7	乙方拥有该等股权及资产的全部合法权力，订立本协议并履行本协议，乙方签署并履行本协议项下的权利和义务并没有违反公司章程之规定，并不存在任何法律上的障碍或限制。

Party B has all the legal rights to such equity and assets, and in entering into and performing this agreement, Party B's signing and fulfillment of the rights and obligations under this agreement do not violate the provisions of the company's charter, and there are no legal obstacles or restrictions.

7.1.8	乙方签署协议的代表已通过所有必要的程序被授权签署本协议。

The representative of Party B who signs the agreement has been authorized through all necessary procedures to sign this agreement.

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7.1.9	本协议生效后，将构成对乙方各股东合法、有效、有约束力的文件。

After this agreement becomes effective, it will constitute a legal, valid, and binding document for all shareholders of Party B.

7.2	受让方在此不可撤销的陈述并保证 Irrevocable Representations and Warranties by the Transferee

7.2.1	甲方自愿受让乙方转让之全部股权及全部资产。

Party A voluntarily accepts the transfer of all equity and all assets from Party B.

7.2.2	甲方拥有全部权力订立本协议并履行本协议项下的权利和义务并没有违反公司章程之规定，并不存在任何法律上的障碍或限制。

Party A has all the powers to enter and perform the rights and obligations under this agreement without violating the provisions of the company charter and there are no legal barriers or restrictions.

7.2.3	甲方保证受让该等股权及全部资产的意思表示真实，并有足够的条件及能力履行本协议。

Party A guarantees that its intention to acquire such equity and all assets is genuine and that it has sufficient conditions and capabilities to fulfill this agreement.

7.2.4	甲方签署本协议的代表已通过所有必要的程序被授权签署本协议。

The representative of Party A who signs this agreement has been authorized through all necessary procedures to sign this agreement.

第八条	适用法律及争议之解决 Applicable Law and Dispute Resolution

8.1	协议之订立、生效、解释、履行及争议之解决等适用《中华人民共和国合同法》、《中华人民共和国公司法》 等法律法规，本协议之任何内容如与法律、法规冲突，则应以法律、法规的规定为准。

The establishment, effectiveness, interpretation, performance, and resolution of disputes of this agreement are governed by the "Contract Law of the People's Republic of China," "Company Law of the People's Republic of China," and other relevant laws and regulations. If any content of this agreement conflicts with laws and regulations, the provisions of laws and regulations shall prevail.

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8.2	任何与本协议有关或因本协议引起之争议，协议各方均应首先通过协商友好解决，不能协商解决的，协议双方均有权向有管辖权的人民法院提起诉讼。

Any disputes related to or arising from this agreement shall first be resolved through friendly negotiations by the parties to the agreement; if negotiation fails, both parties have the right to bring a lawsuit to the competent people's court.

第九条	协议修改，变更、补充 Amendments, Changes, and Supplements

本协议之修改，变更，补充均由双方协商一致后，以书面形式进行，经双方正式签署后生效。

Any amendments, changes, and supplements to this agreement shall be made in writing after mutual consultation and agreement between both parties, and shall come into effect after being formally signed by both parties.

第十条	特别约定 Special Provisions

除非为了遵循有关法律规定，有关本协议的存在、内容、履行的公开及公告，应事先获得甲方的书面批准与同意。

Unless it is to comply with relevant legal requirements, any disclosure or announcement regarding the existence, content, or performance of this agreement must be obtained in advance with the written approval and consent of Party A.

第十一条	协议之生效 Effectiveness of the Agreement

11.1	协议经双方合法签署，报请各自的董事会或股东会批准，并经公司股东会通过后生效。

The agreement shall come into effect after being legally signed by both parties, submitted for approval to their respective boards of directors or shareholders' meetings, and approved by the company's shareholders' meeting.

11.2	本协议一式二份，双方各执一份；副本若干份，供报批及备案等使用。如果中、英文发生不一致，则以中文版本为准。

Two copies of this agreement shall be made, with each party holding one copy; several copies will be made for the purposes of approval submission and filing. In the event of any inconsistency between Chinese and English, the Chinese version shall prevail.

第十二条	本协议未尽事宜，由各方另行订立补充协议予以约定。

For matters not covered by this agreement, the parties shall conclude supplementary agreements separately.

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（本页留作股权购买协议的签名页）

(This page is intentionally left as the signature page of the Equity Purchase Agreement

甲方： 贵州铉顺科技有限公司

Party A: Gui Zhou Grand Smooth Technology Co., Ltd.

签章：/s/ 邓淞元

Signature: /s/ Song-Yuan Teng

签署代表人： 邓淞元

Authorized Representative: Song-Yuan Teng

乙方： 张玲俐

Party B: Zhang Lingli

签章：/s/ 张玲俐

Signature: /s/ Zhang Lingli

Date: April 14, 2024

2 0 2 4　年　4　月　1 4　日

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